Exhibit 99.1

Compass Diversified Holdings

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements are presented to show the effect on the historical condensed combined financial statements of Compass Diversified Holdings’ (the “Company”) of the sale (the “HALO Disposition”) of the Company’s majority owned subsidiary, HALO Holding Corporation (“HALO”) for a total enterprise value of $76.5 million, and estimated net proceeds of approximately $66.4 million at closing, adjusted for noncontrolling shareholders’ portion of the proceeds of $3.9 million, transaction and sale related costs of $4.0 million, a working capital adjustment of $1.3 million and customary escrow amounts. The net proceeds due to the Company do not reflect an additional approximately $0.9 million of the Company’s share of tax proceeds and an additional $0.7 million of proceeds being held in escrow, both of which the Company expects to receive in the future. The HALO Disposition is further described in Item 2.01 of this Current Report on Form 8-K.

The following unaudited condensed combined pro forma statements of operations for the years ended December 31, 2011, 2010 and 2009 and notes thereto are based on the assumption that the HALO Disposition was completed on January 1, 2009. The pro forma balance sheet as of December 31, 2011 and notes thereto are based on the assumption that the HALO Disposition was completed on December 31, 2011.

The “as reported” financial information for both Compass Diversified Holdings and HALO are derived from the audited financial statements of the Company for the years ended December 31, 2011, 2010 and 2009 as filed on Form 10-K dated March 7, 2012, March 11, 2011 and March 9, 2010, respectively.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what the Company’s results would actually have been had this transaction occurred on the dates presented or to project the results of operations or financial position for any future period. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. You should read these unaudited pro forma condensed combined financial statements in conjunction with the accompanying notes, the attached HALO Purchase Agreement, and the consolidated financial statements for the Company, including the notes thereto as previously filed.

The unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K.

The pro forma adjustments to the statements of operations for all periods presented do not include the following:

•	The non-recurring gain or loss on the HALO Disposition and the related tax effect. The gain or loss will be included in the Company’s results for the three and six month periods ended June 30, 2012;

•	Certain non-recurring transaction costs on closing of the sale estimated to be approximately $4.0 million;

•

The supplemental put expense (reversal) due to the inability to meaningfully or accurately reflect the impact on the supplemental put liability for the HALO Disposition using historical assumptions and estimates; and

•

Management fee adjustments due to the Company’s adjusted net assets not having been materially impacted by the HALO Disposition as the proceeds from the sale approximate the adjusted net assets disposed of which were used in the calculation of the management fee.

	Compass Diversified Holdings Condensed Combined Pro Forma Balance Sheet at December 31, 2011 (unaudited)
(in thousands)		HALO Disposition
	Compass Diversified Holdings as Reported	Less: HALO as Reported	HALO Pro Forma Adjustments		Pro Forma Combined Compass Diversified Holdings

Assets
Current assets:
Cash and cash equivalents	$132,370	$(397)	$66,433	(a)	$198,406
Accounts receivable, net	99,389	(30,274)	—		69,115
Inventories	101,021	(4,710)	—		96,311
Prepaid expenses and other current assets	27,441	(4,683)	1,533	(b)	24,291

Total current assets	360,221	(40,064)	67,966		388,123
Property, plant and equipment, net	45,235	(1,656)	—		43,579
Goodwill	245,340	(39,773)	—		205,567
Intangible assets, net	358,104	(30,034)	—		328,070
Deferred debt issuance costs, net	6,942	—	—		6,942
Other non-current assets	14,064	(175)	—		13,889

Total assets	$1,029,906	$(111,702)	$67,966		$986,170

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$96,319	$(23,419)	$—		$72,900
Due to related party	4,239	—	—		4,239
Current portion, long-term debt	2,250	—	—		2,250
Current portion of supplemental put obligation	13,675	—	—		13,675
Other current liabilities	1,679	—	—		1,679

Total current liabilities	118,162	(23,419)	—		94,743
Supplemental put obligation	35,814	—	—		35,814
Deferred income taxes	62,484	(13,396)	—		49,088
Long-term debt	214,000	—	—		214,000
Other non-current liabilities	2,968	—	—		2,968

Total liabilities	433,428	(36,815)	—		396,613

Stockholders’ equity
Stockholders’ equity	497,509	—	(3,209	)(c)	494,300
Noncontrolling interest	98,969	(3,712)	—		95,257

Total stockholders’ equity	596,478	(3,712)	(3,209)		589,557

Total liabilities and stockholders’ equity	$1,029,906	$(40,527)	$(3,209)		$986,170

	Compass Diversified Holdings Condensed Combined Pro Forma Statement of Operations for the year ended December 31, 2011 (unaudited)
	Compass Diversified Holdings as Reported	Less: HALO as Reported	Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$777,538	$(170,894)	$606,644
Cost of sales	523,967	(103,095)	420,872

Gross profit	253,571	(67,799)	185,772

Operating expenses:
Selling, general and administrative expense	172,489	(55,830)	116,659
Supplemental put expense	11,783	—	11,783
Management fees	16,783	—	16,783
Amortization expense	24,507	(2,435)	22,072
Impairment expense	27,769	—	27,769

Operating income	240	(9,534)	(9,294)

Other income (expense):
Interest income	33	—	33
Interest expense	(12,643)	—	(12,643)
Amortization of debt issuance costs	(1,951)	—	(1,951)
Loss on debt extinguishment	(2,636)	—	(2,636)
Other income (expense), net	106	(57)	49

Income (loss) from continuing operations before income taxes	(16,851)	(9,591)	(26,442)
Provision for income taxes	9,123	(2,264)	6,859

Income (loss) from continuing operations	(25,974)	(7,327)	(33,301)
Income from discontinued operations, net of income tax	10,194	—	10,194
Gain on sale of discontinued operations, net of income tax	88,592	—	88,592

Net income	72,812	(7,327)	65,485
Less: Income from continuing operations attributable to noncontrolling interest	6,142	(501)	5,641
Less: Income from discontinued operations attributable to noncontrolling interest	1,711	—	1,711

Net income attributable to Holdings	$64,959	$(6,826)	$58,133

Amounts attributable to Holdings:
Income (loss) from continuing operations	$(32,116)	$(6,826)	$(38,942)
Income from discontinued operations, net of income tax	8,483	—	8,483
Gain on sale of discontinued operations, net of income tax	88,592	—	88,592

Net income attributable to Holdings	$64,959	$(6,826)	$58,133

Basic and fully diluted income (loss) per share attributable to Holdings
Continuing operations	$(0.68)	$(0.14)	$(0.82)
Discontinued operations	2.05	—	2.05

	$1.37	$(0.14)	$1.23

	Compass Diversified Holdings Condensed Combined Pro Forma Statement of Operations for the year ended December 31, 2010 (unaudited)
	Compass Diversified Holdings as Reported	Less: HALO as Reported	Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$664,599	$(159,940)	$504,659
Cost of sales	463,560	(97,263)	366,297

Gross profit	201,039	(62,677)	138,362

Operating expenses:
Selling, general and administrative expense	136,472	(54,889)	81,583
Supplemental put expense	32,516	—	32,516
Management fees	15,076	—	15,076
Amortization expense	19,442	(2,419)	17,023
Impairment expense	38,835	—	38,835

Operating income	(41,302)	(5,369)	(46,671)

Other income (expense):
Interest income	20	—	20
Interest expense	(9,695)	—	(9,695)
Amortization of debt issuance costs	(1,789)	—	(1,789)
Other income (expense), net	(186)	18	(168)

Income (loss) from continuing operations before income taxes	(52,952)	(5,351)	(58,303)
Provision for income taxes	9,400	(881)	8,519

Income (loss) from continuing operations	(62,352)	(4,470)	(66,822)
Income from discontinued operations, net of income tax	17,582	—	17,582

Net income (loss)	(44,770)	(4,470)	(49,240)
Less: Income from continuing operations attributable to noncontrolling interest	1,048	(146)	902
Less: Income from discontinued operations attributable to noncontrolling interest	2,939	—	2,939

Net income (loss) attributable to Holdings	$(48,757)	$(4,324)	$(53,081)

Amounts attributable to Holdings:
Income (loss) from continuing operations	$(63,400)	$(4,324)	$(67,724)
Income from discontinued operations, net of income tax	14,643	—	14,643

Net income (loss) attributable to Holdings	$(48,757)	$(4,324)	$(53,081)

Basic and fully diluted income (loss) per share attributable to Holdings
Continuing operations	$(1.55)	$(0.11)	$(1.66)
Discontinued operations	0.36	—	0.36

	$(1.19)	$(0.11)	$(1.30)

	Compass Diversified Holdings Condensed Combined Pro Forma Statement of Operations for the year ended December 31, 2009 (unaudited)
	Compass Diversified Holdings as Reported	Less: HALO as Reported	Pro Forma Combined Compass Diversified Holdings
(in thousands, except per share data)

Net sales	$503,400	$(139,317)	$364,083
Cost of sales	351,335	(84,884)	266,451

Gross profit	152,065	(54,433)	97,632

Operating expenses:
Selling, general and administrative expense	100,453	(48,713)	51,740
Supplemental put reversal	(1,329)	—	(1,329)
Management fees	12,441	—	12,441
Amortization expense	14,788	(2,498)	12,290

Operating income	25,712	(3,222)	22,490

Other income (expense):
Interest income	1,178	—	1,178
Interest expense	(9,891)	—	(9,891)
Amortization of debt issuance costs	(1,761)	—	(1,761)
Loss on debt extinguishment	(3,652)	—	(3,652)
Other income (expense), net	123	56	179

Income from continuing operations before income taxes	11,709	(3,166)	8,543
Provision for income taxes	9,776	(201)	9,575

Income (loss) from continuing operations	1,933	(2,965)	(1,032)
Loss from discontinued operations, net of income tax	(41,578)	—	(41,578)

Net income (loss)	(39,645)	(2,965)	(42,610)
Less: Income (loss) from continuing operations attributable to noncontrolling interest	2,334	44	2,378
Less: Loss from discontinued operations attributable to noncontrolling interest	(15,709)	—	(15,709)

Net income (loss) attributable to Holdings	$(26,270)	$(3,009)	$(29,279)

Amounts attributable to Holdings:
Income (loss) from continuing operations	$(401)	$(3,009)	$(3,410)
Loss from discontinued operations, net of income tax	(25,869)	—	(25,869)

Net income (loss) attributable to Holdings	$(26,270)	$(3,009)	$(29,279)

Basic and fully diluted income (loss) per share attributable to Holdings
Continuing operations	$(0.01)	$(0.09)	$(0.10)
Discontinued operations	(0.75)	—	(0.75)

	$(0.76)	$(0.09)	$(0.85)

Notes to Pro Forma Condensed Combined Financial Statements

(Unaudited)

Pro forma information is intended to reflect the impact of the HALO Disposition on the Company’s historical financial position and results of operations through adjustments that are directly attributable to the transactions, that are factually supportable and, with respect to the pro forma statements of operations that are expected to have a continuing impact. In order to accomplish this, the Company eliminated the historical results of HALO from the Company’s historical financial position and results of operations. HALO’s historical operations, for current and prior periods, including the gain or loss on the sale, will be presented as discontinued operations for financial reporting purposes beginning with the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012.

This information in Note 1 provides a description of the pro forma adjustments from each line item in the pro forma condensed combined financial statements together with information explaining how the adjustments were derived or calculated for each period presented.

Note 1. Pro Forma Adjustments

Balance Sheet

The following adjustments correspond to those included in the unaudited condensed combined pro forma balance sheet as of December 31, 2011:

(a)	This adjustment reflects the cash received at closing as a result of the HALO disposition.

(b)	This adjustment reflects the short term income tax receivable and escrow funds that we expect to receive.

(c)	This adjustment primarily reflects the transaction and sale related costs that would have reduced shareholders’ equity if the sale had occurred on December 31, 2011.

Statements of Operations

There were no pro forma adjustments to the statements of operations for all periods presented.